Exhibit (h)(2)(viii)

Amendment No. 2

To

Transfer Agency And Related Services Agreement

This Amendment No. 2 To Transfer Agency And Related Services Agreement, dated as of    , 2018 (“Amendment No. 2”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and The UBS Funds (the “Trust”).

Background

BNYM (under its former name, PFPC Inc.) and the Trust (under its former name, The Brinson Funds) previously entered into the Transfer Agency And Related Services Agreement, made as of August 20, 2001, and BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Trust entered into the Transfer Agency And Related Services Amendment, dated as of December 31, 2009  (collectively, the “Current Agreement”).  The parties wish to amend the Current Agreement as set forth in this Amendment No. 2.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                                      Modifications to Current Agreement.  The Current Agreement is hereby as follows:

(a)                                 The term “PNCGIS” shall be deleted and replaced each place it appears the term “BNYM”, the phrase “ PNC Global Investment Servicing (U.S.) Inc.” shall be replaced each place it appears with the phrase “BNY Mellon Investment Servicing (US) Inc.” and references to “The PNC Financial Services Group, Inc.” shall be deleted and replaced each place they appear with “The Bank Of New York Mellon Corporation”.

(b)                                 All references in the Current Agreement to “The Brinson Funds” shall be deleted and replaced each place it appears with “The UBS Funds” and all references in the Current Agreement to “Brinson Advisors, Inc.” shall be deleted and replaced each place it occurs with “UBS Financial Services Inc.”.

(c)                                  Section 1(g) deleted and replaced in its entirety with the following:

(g)                                  “Retail Share Classes” means the share classes listed on Exhibit A, effective with respect to each individual class as and when indicated on Exhibit A.

(d)                                 Exhibit A to the Current Agreement is hereby deleted and replaced in its entirety with Exhibit A attached to Amendment No. 2 dated as of   , 2018, between BNYM and the Trust.

2.                                      Adoption of Amended Agreement by New Funds.  Each Fund that has been added to Exhibit A by virtue of this Amendment No. 2 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 2, it becomes and is a party to the Current Agreement as of the date BNYM commenced providing services to the Fund, as indicated on Exhibit A, and (ii) it is bound by all terms and conditions of the Current Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 2 as it has in the Current Agreement.

3.                                      Remainder of Current Agreement.  Except as specifically modified by this Amendment No. 2, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.                                      Governing Law.  The governing law of the Current Agreement shall be the governing law of this Amendment No. 2.

5.                                      Entire Agreement.  This Amendment No. 2 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6.                                      Facsimile Signatures; Counterparts.     This Amendment No. 2 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment No. 2 or of executed signature pages to this Amendment No. 2 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:

Name:

Title:

The UBS Funds

On behalf of itself and its Portfolios, each

in its individual and separate capacity

By:

Name:

Title:

EXHIBIT A

(Dated:   , 2018)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency And Related Services Agreement dated as of August 20, 2001 between BNY Mellon Investment Servicing (US) Inc. and The UBS Funds.

Portfolios	Classes
UBS DYNAMIC ALPHA FUND	A
B*
C
P**

UBS EQUITY LONG-SHORT MULTI-STRATEGY FUND(1)	A
(f/k/a UBS Market Neutral Multi-Strategy Fund)	C
P**

UBS GLOBAL ALLOCATION FUND	A
B*
C
P**

UBS GLOBAL EQUITY FUND(2)	A
B*
C
Y

UBS ASSET GROWTH FUND(3)	A
(f/k/a UBS Global Frontier Fund)	C
P**

UBS INTERNATIONAL SUSTAINABLE EQUITY FUND	A
(f/k/a UBS Global Sustainable Equity Fund	B*
and UBS International Equity Fund)	C
P**

UBS US DEFENSIVE EQUITY FUND(4)	A
(f/k/a UBS U.S. Equity Alpha Fund)	B*
C
P**

UBS US EQUITY OPPORTUNITY FUND(5)	A
(f/k/a UBS U.S. Large Cap Value Equity Fund)	C
P**

(1)         Services commenced June 30, 2010. Liquidated September 24, 2015. Will not appear on future Exhibit A.

(2)         Sold to another investment company November 2012. Will not appear on future Exhibit A.

(3)         Liquidated June 9, 2016. Will not appear on future Exhibit A.

(4)         Liquidated December 30, 2015. Will not appear on future Exhibit A.

(5)         Liquidated March 16, 2016. Will not appear on future Exhibit A.

UBS U.S. LARGE CAP GROWTH FUND(6)	A
B*
C
P**

UBS U.S. MID-CAP GROWTH EQUITY FUND(7)	A
C
P**

UBS U.S. SUSTAINABLE EQUITY FUND	A
(f/k/a UBS U.S. Large Cap Equity Fund)	B*
C
P**

UBS U.S. SMALL CAP GROWTH FUND	A
B*
C
P**

UBS ABSOLUTE RETURN BOND FUND(8)	A
C
Y

UBS GLOBAL BOND FUND(9)	A
B*
C
Y

UBS EMERGING MARKETS DEBT FUND(10)	A
C
P**

UBS FIXED INCOME OPPORTUNITIES FUND(11)	A
C
P**

UBS MULTI-ASSET INCOME FUND(12)	A
C
P**

UBS U.S. CORE PLUS BOND FUND(13)	A
(f/k/a UBS U.S. Bond Fund)	C
P**

(6)         Sold to another investment company July 13, 2009. Will not appear on future Exhibit A.

(7)         Liquidated March 29, 2010. Will not appear on future Exhibit A.

(8)         Liquidated December 20, 2011. Will not appear on future Exhibit A.

(9)         Deregistered October 28, 2013. Will not appear on future Exhibit A.

(10)  Services commenced July 23, 2012. Liquidated February 24, 2015. Will not appear on future Exhibit A.

(11)  Services commenced November 29, 2010. Liquidated June 6, 2016. Will not appear on future Exhibit A.

(12)  Services commenced April 25, 2012. Liquidated December 13, 2015. Will not appear on future Exhibit A.

(13)  Liquidated December 20, 2016. Will not appear on future Exhibit A.

UBS HIGH YIELD FUND(2)	A
B*
C
Y

UBS MUNICIPAL BOND FUND(14)	A
C
P

UBS TOTAL RETURN BOND FUND(15)	A
C
P

UBS EMERGING MARKETS EQUITY OPPORTUNITY FUND(16)	P2

*                                         B class closed March 1, 2012. Will not appear on future Exhibit A.

**                                  Formerly Y class thru July 28, 2014

(14)  Services commenced October 28, 2014.

(15)  Services commenced March 1, 2016.

(16)  Services anticipated to commence May 23, 2018.